UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2015

FS Energy and Power Fund

 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Energy and Power Fund (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 24, 2015.  As of April 20, 2015, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 323,501,295 common shares of beneficial interest were eligible to be voted, and 150,558,331 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2015:

●	Proposal No. 1 – the election of ten members of the board of trustees of the Company to serve until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified; and
●	Proposal No. 2 – the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

All trustee nominees listed in the Company’s 2015 proxy statement were elected by the Company’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each trustee nominee are set forth below:

Trustee Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Adelman	64,001,246	2,125,732	84,431,353
Sidney R. Brown	64,051,188	2,075,790	84,431,353
Gregory P. Chandler	64,051,002	2,075,976	84,431,353
Michael C. Forman	64,030,231	2,096,747	84,431,353
Richard I. Goldstein	64,034,000	2,092,978	84,431,353
Thomas J. Gravina	64,020,575	2,106,403	84,431,353
Michael Heller	63,990,834	2,136,144	84,431,353
Charles P. Pizzi	63,911,516	2,215,462	84,431,353
Richard W. Vague	64,032,980	2,093,998	84,431,353
R. Richard Williams	63,981,196	2,145,782	84,431,353

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was also approved by the Company’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,237,403	933,515	1,387,413	–

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: June 29, 2015	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary